SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2003

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7882	94-1692300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One AMD Place P.O. Box 3453 Sunnyvale, California	94088-3453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 732-2400

Item 12.    Disclosure of Results of Operations and Financial Condition.

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On April 16, 2003, Advanced Micro Devices, Inc. (the “Company”) announced its results of operations and financial condition as of and for the first quarter ended March 30, 2003 in a press release that is attached hereto as Exhibit 99.1.

The Company’s earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the text of the press release.

A Pro Forma Consolidated Statement of Operations is presented in the earnings release. Pro Forma Consolidated Statement of Operations excludes restructuring and other charges that impacted the registrant’s results of operations. Specifically, the Company has excluded restructuring charges and charges relating to impaired investments, a discrete research and development charge and a write-off of deferred tax assets. Management uses this information excluding these charges in evaluating results of the continuing operations of the Company and believes that this information provides the users of the financial statements a valuable insight into the underlying results of operations of the Company and facilitates comparison between the Company and other companies.

EBITDA is presented in the earnings release. EBITDA was determined by adding depreciation and amortization to operating loss. Although EBITDA is not a GAAP financial measure, it is calculated and communicated by the Company because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

Pro Forma EBITDA is also presented in the earnings release. Pro Forma EBITDA is defined by the Company as EBITDA, excluding restructuring charges and a discrete research and development charge, and including pro forma pre-tax income from our equity investment in FASL. Management believes that adjusting EBITDA for these items provides insight into the underlying results of operations and facilitates comparison between the Company and other companies, since these restructuring and other special charges represent costs associated with unusual or infrequent events or transactions. Pro Forma EBITDA is calculated and communicated by the Company because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of EBITDA and Pro Forma EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view EBITDA and Pro Forma EBITDA as an alternative to the GAAP measures of net income as a measure of performance, or cash flows from operating, investing and financing activities as a measure of liquidity. In addition, EBITDA and Pro Forma EBITDA do not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of EBITDA and Pro Forma EBITDA to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Exhibits

The following exhibits are filed as part of this Report:

No.	Exhibit
99.1	Press Release dated April 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: April 22, 2003	By:	/s/ ROBERT J. RIVET
Robert J. Rivet Senior Vice President, Chief Financial Officer